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                                                                    Exhibit 23.1


                        Consent of Independent Auditors
                        -------------------------------



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-308, Form S-3 No. 333-310, Form S-3 No. 333-312, Form S-3 No.
333-16373, Form S-4 No. 333-20119, Form S-4 No. 333-29953) and in the related
Prospectuses, in the Registration Statement (Form S-8 No. 33-71346) pertaining to the Amended and Restated 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-71350) pertaining to the 1992 Stock Option Plan in the Registration Statement (Form S-8 No. 33-71348) pertaining to the Amended and Restated EMP Stock Option Plan, in the Registration Statement (Form S-8 No. 33-80211) pertaining to the Amended and Restated 1987 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-80213) pertaining to the 1994 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-80215) pertaining to the 1995 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-16349) pertaining to the 1996 Option Plan of Medarex, Inc., of our report dated January 20, 1998, except for Note 13 as to which the date is February 12, 1998, with respect to the consolidated financial statements of Medarex, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



Princeton, New Jersey
March 25, 1998